EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)


                                                                                                               Nine months ended
                                                                  Years ended September 30                          June 30
                                                  ---------------------------------------------------------  ----------------------
                                                       2000       2001        2002        2003        2004        2004        2005
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
EARNINGS
--------

Income from continuing operations                 $     272   $    390    $    115    $     94   $     398   $     195   $   1,893
Income taxes                                            179        266          68          44         150         111        (157)
Interest expense                                        189        160         133         121         112          84          85
Interest portion of rental expense                       39         40          35          33          35          25          29
Amortization of deferred debt expense                     2          2           2           2           2           1           2
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                       (113)       (91)         20         (98)       (263)       (121)       (253)
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     568   $    767    $    373    $    196   $     434   $     295   $   1,599
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

FIXED CHARGES
-------------

Interest expense                                  $     189   $    160    $    133    $    121   $     112   $      84   $      85
Interest portion of rental expense                       39         40          35          33          35          25          29
Amortization of deferred debt expense                     2          2           2           2           2           1           2
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     230   $    202    $    170    $    156   $     149   $     110   $     116
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                     2.47       3.80        2.19        1.26        2.91        2.68       13.78